                                                                               .
                                                                               .
                                                                               .

                                                                 Exhibit (E)(ii)

(METLIFE(R) LOGO)                                     Policy Number _____________________________

VARIABLE LIFE SUPPLEMENT
METROPOLITAN LIFE INSURANCE COMPANY

 THIS SUPPLEMENT WILL BE ATTACHED TO AND BECOME PART OF THE APPLICATION WITH WHICH IT IS USED.

SECTION I - IMPORTANT INFORMATION FOR THE OWNER

! PLEASE READ CAREFULLY.

Variable Life Insurance is generally not        THE CASH VALUE MAY INCREASE OR DECREASE, EVEN TO
appropriate for time horizons of less than 10   THE EXTENT OF BEING REDUCED TO ZERO, IN
years. These are long-term insurance products   ACCORDANCE WITH SEPARATE ACCOUNT INVESTMENT
that may have significant short-term            EXPERIENCE.
surrender charges. Variable Life Insurance is
designed to provide death benefit protection    THE COST OF INSURANCE RATES FOR THIS POLICY MAY
while offering the potential for long-term      CHANGE. THE RATES CURRENTLY BEING CHARGED ARE NOT
cash accumulation, and may not be appropriate   GUARANTEED, AND THE COMPANY MAY CHARGE THE FULL
in situations where significant liquidation     MAXIMUM GUARANTEED RATES.
of assets in the near future may be expected.
                                                ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH
THE DEATH BENEFIT MAY BE VARIABLE OR FIXED      BENEFITS AND CASH VALUES, ARE AVAILABLE UPON
UNDER SPECIFIED CONDITIONS.                     REQUEST.

SECTION II - OWNER'S INFORMATION

OWNER: [ ] Proposed Insured   [ ] Other Individual

OTHER INDIVIDUAL INFORMATION ONLY:

First Name                           Middle Name             Last Name

__________________________________   _____________________   ____________________________________

Occupation                                        Name of Employer

_______________________________________________   _______________________________________________

Employer City                 State          Zip            Position/Duties

___________________________   ____________   ____________   _____________________________________

Tax Bracket (%) ________   Is the Owner/Owners an associated person/persons of a Broker/Dealer?
                                                                                   [ ] Yes [ ] No

PRIOR INVESTMENT EXPERIENCE: (Choose ALL that apply and indicate your years of experience.)

[ ] Certificate of Deposit ___ years   [ ] Stocks ___ years   [ ] Mutual Funds ___ years
[ ] Money Markets ___ years   [ ] Bonds ___ years   [ ] Other ___ years
If Other, specify: _____________________________________

SECTION III - COVERAGE INFORMATION ! Choose one of the following options. NOTE: Ages 85 and 121 available only by rider.

Guaranteed Minimum Death Benefit Option: [ ] 5 Years [ ] 20 Years [ ] To Age 65 [ ] To Age 85
[ ] To Age 121 [ ] Other _________________

SECTION IV - INVESTMENT OBJECTIVE AND RISK TOLERANCE

Have you completed the Asset Allocation Questionnaire? [ ] Yes [ ] No If YES, please submit with
Application for Life Insurance. Choose one INVESTMENT OBJECTIVE below (a, b, c, d, or e). Then choose one RISK TOLERANCE for that specific Investment Objective. Be sure it supports the
Investment Objective and your Risk Tolerance for this policy.

A. [ ] CAPITAL PRESERVATION: Seeks income and stability with minimal risk.

       RISK TOLERANCE:   [ ] Conservative   [ ] Conservative to Moderate

B. [ ] INCOME: Seeks current income over time.

       RISK TOLERANCE:   [ ] Conservative   [ ] Conservative to Moderate   [ ] Moderate

C. [ ] GROWTH & INCOME: Seeks capital appreciation over long term combined with current dividend income.

       RISK TOLERANCE:   [ ] Conservative to Moderate   [ ] Moderate   [ ] Moderate to Aggressive

D. [ ] GROWTH: Seeks capital appreciation over long term.

       RISK TOLERANCE:   [ ] Moderate   [ ] Moderate to Aggressive   [ ] Aggressive

E. [ ] AGGRESSIVE GROWTH: Seeks maximum capital appreciation over time by investing in speculative and/or higher risk securities.

       RISK TOLERANCE:   [ ] Moderate to Aggressive   [ ] Aggressive

                                            (BAR CODE)

SECTION V - OPTIONAL AUTOMATED INVESTMENT STRATEGIES

You may select ONLY ONE of the following. IF YOU ARE NOT ELECTING ANY AUTOMATED INVESTMENT
STRATEGIES, PLEASE PROCEED TO SECTION VI - INVESTMENT ALLOCATION.

[ ] INDEX SELECTOR   ! No other funding options can be selected when using this strategy.

Check only ONE of the categories to the right. MetLife Investors USA     [ ] Conservative
will allocate 100% of your net premium based on the current allocation   [ ] Conservative to Moderate
for the Index Selector Model you choose. I understand that  the Index    [ ] Moderate
Selector strategy will be implemented using the percentage allocations   [ ] Moderate to Aggressive
of the model in  effect on the date of issue of my policy. I also        [ ] Aggressive
understand that in order to maintain this allocation, my account will be automatically rebalanced every quarter.

[ ] EQUITY GENERATOR   ! A percent of premium must be allocated to the Fixed Account when this option is chosen.

Automatically transfers the current month's earnings from the Fixed Account into any one of the available funding options on each monthly anniversary.

Please elect one funding option, except the Fixed Account, from the list in Section VI -
Investment Allocation.

[ ] REBALANCER

Automatically rebalances the cash value among the funding options each calendar quarter to return the allocation to the allocation percentages you specify. Choose ONE of the following:

      [ ] Check here if you wish to rebalance to the allocation percentages chosen for your premium payments.

      [ ] Check here if you wish to rebalance using different allocation percentages than your premium payments and indicate the allocation percentages in the right-hand column in
          Section VI - Investment Allocation.

[ ] ALLOCATOR   ! The destination funding option(s) chosen cannot include the "source fund".

Automatically transfers a set amount of money from the Fixed Account or any other funding option
("source fund") to any number of available funding options on each monthly anniversary. (The value of the "source fund" must be sufficient to ensure a minimum of three consecutive monthly transfers.)

Please indicate the "source fund" from which the transfers are to be made:

Please choose ONE of the following transfer options. Indicate the destination funding options and the dollar amount to be transferred to each in the right-hand column in Section VI - Investment
Allocation.

[ ] Transfer $__________ per month until the "source fund" is depleted.

[ ] Transfer $__________ per month for ________ months.

The Allocator is a form of dollar cost averaging. Dollar cost averaging does not assure a profit or protect against a loss in declining markets. It involves continuous investment in securities regardless of fluctuations in price levels. An investor should consider his/her ability to continue purchases in periods of low price levels.

[ ] ENHANCED DOLLAR COST AVERAGER (EDCA)   ! The destination funding option(s) chosen cannot
                                             include the Fixed Account.

Automatically transfers an amount of money each month from the EDCA fixed account to any number of available funding options each monthly anniversary until the EDCA fixed account is depleted. The amount allocated to the EDCA fixed account may consist of a one-time premium payment plus 1035
Exchange monies in the first policy year. The initial monthly amount transferred is based on the initial EDCA gross amount allocated to the EDCA fixed account, divided by twelve (months). If another eligible payment is received, the EDCA transfer amount will be increased by the subsequent payment, divided by twelve.

Please specify the EDCA amount ($10,000 minimum):

$_____________ Premium payment

$_____________ Expected 1035 Exchange amount

______________% of all 1035 Exchange amounts to be allocated to EDCA (required if an Expected
1035 Exchange amount is specified)

Indicate the destination funding options and the percentage to be transferred to each in the right-hand column in Section VI - Investment Allocation.

The Enhanced Dollar Cost Averager is a form of dollar cost averaging. Dollar cost averaging does not assure a profit against a loss in declining markets. It involves continuous investment in securities regardless of fluctuations in price levels. An investor should consider his/her ability to continue purchases in periods of low price levels.

                                            (BAR CODE)

SECTION VI - INVESTMENT ALLOCATION

Please select funding options that are appropriate for the RISK TOLERANCE and INVESTMENT OBJECTIVE indicated in Section IV - Investment Objective and Risk Tolerance. Some funding options may be appropriate for more than one investment objective. For more complete information about a specific funding option, including charges and expenses, please read the prospectus carefully.

                                                                  Use this column
Indicate Initial Allocation in whole percentages; must           only if you have
equal 100%.                                                      chosen an option
--------------------------------------------------------------   on previous page.
                                                    Initial        Rebalancer %
                                                    Premium         Allocator $
Funding Options                                   Allocation %        EDCA %
---------------                                   ------------   -----------------
Fixed Account

Western Asset Management U.S. Government
Portfolio

BlackRock Bond Income Portfolio

American Funds Bond Fund

Lehman(R) Brothers Aggregate Bond Index
Portfolio

PIMCO Total Return Portfolio

Western Asset Management Strategic Bond
Opportunities Portfolio

Lord Abbett Bond Debenture Portfolio

PIMCO Inflation Protected Bond Portfolio

BlackRock Diversified Portfolio

MFS(R) Total Return Portfolio

Neuberger Berman Real Estate Portfolio

Harris Oakmark Focused Value Portfolio

BlackRock Large Cap Value Portfolio

Davis Venture Value Portfolio

FI Value Leaders Portfolio

Harris Oakmark Large Cap Value Portfolio

Neuberger Berman Mid Cap Value Portfolio

Oppenheimer Global Equity Portfolio

BlackRock Strategic Value Portfolio

BlackRock Large-Cap Core Portfolio

American Funds Growth-Income Fund

Legg Mason Value Equity Portfolio

MetLife Stock Index Portfolio

American Funds Global Small Capitalization Fund

                                                     Initial       Rebalancer %
                                                     Premium        Allocator $
Funding Options                                   Allocation %         EDCA%
---------------                                   ------------   ----------------
FI Mid Cap Opportunities Portfolio

Lazard Mid-Cap Portfolio

MetLife Mid Cap Stock Index Portfolio

FI International Stock Portfolio

Harris Oakmark International Portfolio

MFS(R) Research International Portfolio

Morgan Stanley EAFE(R) Index Portfolio

BlackRock Legacy Large Cap Growth Portfolio

FI Large Cap Portfolio

American Funds Growth Fund

Legg Mason Partners Aggressive Growth Portfolio

Jennison Growth Portfolio

Oppenheimer Capital Appreciation Portfolio

T. Rowe Price Large Cap Growth Portfolio

Loomis Sayles Small Cap Portfolio

Russell 2000(R) Index Portfolio

BlackRock Aggressive Growth Portfolio

T. Rowe Price Mid-Cap Growth Portfolio

Franklin Templeton Small Cap Growth Portfolio

Met/AIM Small Cap Growth Portfolio

T. Rowe Price Small Cap Growth Portfolio

RCM Technology Portfolio

Cyclical Growth & Income ETF Portfolio

Cyclical Growth ETF Portfolio

MetLife Conservative Allocation Portfolio

MetLife Conservative to Moderate Allocation
Portfolio

MetLife Moderate Allocation Portfolio

MetLife Moderate to Aggressive Allocation
Portfolio

MetLife Aggressive Allocation Portfolio

Janus Forty Portfolio

OTHER - Write in any available funds not listed above.

Funding Options                 Initial Premium Allocation %     Rebalancer %/ Allocator $/ EDCA %

-----------------------------   ------------------------------   ----------------------------------

                                   (BAR CODE)

SECTION VII - OTHER IMPORTANT OWNER QUESTIONS

1.   I elect to have the monthly deduction from the cash values taken as follows
     - choose ONE:

     [ ] Proportionately from the funding options based on the cash value in each at the time of the deduction.

     [ ]  From the Fixed Account or any other specific funding option.

          Specify: _____________________________________________________________

     If you have chosen a specific funding option, please note that if at any time that designated funding option has insufficient cash value to pay the entire amount of the monthly charges, the remaining portion of these charges will be deducted proportionately from each funding option based on the cash value in each at the time of the deduction.

2.   Have you received a prospectus for the policy applied for?  [ ] Yes  [ ] No

                                Date of Prospectus   Date of any Prospectus Supplement Package

     If YES, please indicate:   __________________   __________________________________________

3.   Did your Producer review your financial situation, risk
     tolerance, and investment objectives prior to completing
     this application?                                           [ ] Yes  [ ] No

     If NO, please indicate on what basis this product was recommended.

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

4.   Do you understand that:

     A.   The amount and duration of the death benefit may
          increase or decrease depending on the policy's
          investment return, subject to any guarantees provided
          by the policy?                                         [ ] Yes  [ ] No

     B.   There is no guaranteed minimum cash value and the
          cash value may increase or decrease depending on the
          policy's investment return?                            [ ] Yes  [ ] No

5.   Do you believe that this policy and the funding options
     you have selected will meet your insurance needs and
     financial objectives?                                       [ ] Yes  [ ] No

6. If funding options selected do not reflect the risk tolerance in Section IV - Investment Objective and Risk
     Tolerance, please explain:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

                                   (BAR CODE)

(METLIFE(R) LOGO)                          Policy Number _______________________

VARIABLE LIFE SUPPLEMENT

METROPOLITAN LIFE INSURANCE COMPANY

     This supplement will be attached to and become part of the application with which it is used.

SECTION I - IMPORTANT INFORMATION FOR THE OWNER

! Please Read Carefully.

Variable Life Insurance is generally    THE CASH VALUE MAY INCREASE OR DECREASE,
not appropriate for time horizons of    EVEN TO THE EXTENT OF BEING REDUCED TO
less than 10 years. These are           ZERO, IN ACCORDANCE WITH SEPARATE
long-term insurance products that may   ACCOUNT INVESTMENT EXPERIENCE.
have significant short-term surrender
charges. Variable Life Insurance is     THE COST OF INSURANCE RATES FOR THIS
designed to provide death benefit       POLICY MAY CHANGE. THE RATES CURRENTLY
protection while offering the           BEING CHARGED ARE NOT GUARANTEED, AND
potential for long-term cash            THE COMPANY MAY CHARGE THE FULL MAXIMUM
accumulation, and may not be            GUARANTEED RATES.
appropriate in situations where
significant liquidation of assets in    ILLUSTRATIONS OF BENEFITS, INCLUDING
the near future may be expected.        DEATH BENEFITS AND CASH VALUES, ARE
                                        AVAILABLE UPON REQUEST.
THE DEATH BENEFIT MAY BE VARIABLE OR
FIXED UNDER SPECIFIED CONDITIONS.

SECTION II - COVERAGE INFORMATIONO ! Choose one of the following options.
NOTE: Ages 85 and 121 available only by rider.

Guaranteed Minimum Death Benefit Option:

[ ] 5 Years   [ ] 20 Years   [ ] To Age 65   [ ] To Age 85   [ ] To Age 121   [ ] Other ____________

                                   (BAR CODE)

SECTION III - OPTIONAL AUTOMATED INVESTMENT STRATEGIES

You may select ONLY ONE of the following.  IF YOU ARE NOT ELECTING ANY AUTOMATED
INVESTMENT STRATEGIES, PLEASE PROCEED TO SECTION IV - INVESTMENT ALLOCATION.

[ ]  EQUITY GENERATOR                        ! A percent of premium must be allocated to the
                                               Fixed Account when this option is chosen.

Automatically transfers the current month's earnings from the Fixed Account into any one of the available funding options on each monthly anniversary.

Please elect one funding option, except the Fixed Account, from the list in Section IV -
Investment Allocation.

[ ]  REBALANCER

Automatically rebalances the cash value among the funding options each calendar quarter to return the allocation to the allocation percentages you specify. Choose ONE of the following:

     [ ]  Check here if you wish to rebalance to the allocation percentages chosen for your premium payments.

     [ ]  Check here if you wish to rebalance using different allocation percentages than your premium payments and indicate the allocation percentages in the right-hand column in
          Section IV - Investment Allocation.

[ ]  ALLOCATOR                               ! The destination funding option(s) chosen cannot
                                               include the "source fund".

Automatically transfers a set amount of money from the Fixed Account or any other funding option
("source fund") to any number of available funding options on each monthly anniversary. (The value of the "source fund" must be sufficient to ensure a minimum of three consecutive monthly transfers.)

Please indicate the "source fund" from which the transfers are to be made:

Please choose ONE of the following transfer options. Indicate the destination funding options and the dollar amount to be transferred to each in the right-hand column in Section IV - Investment
Allocation.

[ ]  Transfer   $_________ per month until the "source fund" is depleted.

[ ]  Transfer   $_________ per month for __________ months.

The Allocator is a form of dollar cost averaging. Dollar cost averaging does not assure a profit or protect against a loss in declining markets. It involves continuous investment in securities regardless of fluctuations in price levels. An investor should consider his/her ability to continue purchases in periods of low price levels.

[ ]  ENHANCED DOLLAR COST AVERAGER (EDCA)    ! The destination funding option(s) chosen cannot
                                               include the Fixed Account.

Automatically transfers an amount of money each month from the EDCA fixed account to any number of available funding options each monthly anniversary until the EDCA fixed account is depleted.
The amount allocated to the EDCA fixed account may consist of a one-time premium payment plus
1035 Exchange monies in the first policy year. The initial monthly amount transferred is based on the initial EDCA gross amount allocated to the EDCA fixed account, divided by twelve (months). If another eligible payment is received, the EDCA transfer amount will be increased by the subsequent payment, divided by twelve.

Please specify the EDCA amount ($10,000 minimum):

$_________ Premium payment

$_________ Expected 1035 Exchange amount

 _________% of all 1035 Exchange amounts to be allocated to EDCA (required if an Expected 1035
            Exchange amount is specified)

Indicate the destination funding options and the percentage to be transferred to each in the right-hand column in Section IV - Investment Allocation.

The Enhanced Dollar Cost Averager is a form of dollar cost averaging. Dollar cost averaging does not assure a profit against a loss in declining markets. It involves continuous investment in securities regardless of fluctuations in price levels. An investor should consider his/her ability to continue purchases in periods of low price levels.

                                   (BAR CODE)

SECTION IV - INVESTMENT ALLOCATION

Please select funding options. For more complete information about a specific funding option, including charges and expenses, please read the prospectus carefully.

                                                          Use this
                                                         column only
                                                         if you have
Indicate Initial Allocation in whole percentages; must    chosen an
equal 100%.                                               option on
------------------------------------------------------  previous page.
                                             Initial     Rebalancer %
                                             Premium      Allocator $
Funding Options                           Allocation %      EDCA %
---------------                           ------------  --------------
MetLife Aggressive Strategy Portfolio

MetLife Growth Strategy Portfolio

MetLife Balanced Strategy Portfolio

MetLife Moderate Strategy Portfolio

MetLife Defensive Strategy Portfolio

RCM Technology Portfolio

MFS(R) Emerging Markets Equity Portfolio

Turner Mid-Cap Growth Portfolio

Met/AIM Small Cap Growth Portfolio

Legg Mason Partners Aggressive Growth
   Portfolio

Jennison Growth Portfolio

Legg Mason Value Equity Portfolio

Neuberger Berman Real Estate Portfolio

T. Rowe Price Mid-Cap Growth Portfolio

                                               Initial    Rebalancer %
                                               Premium     Allocator $
Funding Options                             Allocation %     EDCA %
---------------                             ------------  ------------
Harris Oakmark International Portfolio

Third Avenue Small Cap Value Portfolio

Harris Oakmark Focused Value Portfolio

MFS(R) Research International Portfolio

Lazard Mid-Cap Portfolio

Oppenheimer Capital Appreciation Portfolio

Goldman Sachs Mid-Cap Value Portfolio

Van Kampen Comstock Portfolio

MetLife Stock Index Portfolio

Lord Abbett Growth and Income Portfolio

Davis Venture Value Portfolio

Loomis Sayles Global Markets Portfolio

Lord Abbett Bond Debenture Portfolio

PIMCO Inflation Protected Bond Portfolio

PIMCO Total Return Portfolio

Western Asset Management U.S. Government
   Portfolio

Fixed Account

OTHER - Write in any available funds not listed above.

Funding Options   Initial Premium Allocation %   Rebalancer %/ Allocator $/ EDCA %
_______________   ____________________________   _________________________________

                                   (BAR CODE)

SECTION V - OTHER IMPORTANT OWNER QUESTIONS

1.   I elect to have the monthly deduction from the cash values taken as follows - choose ONE:

     [ ]  Proportionately from the funding options based on the cash value in each at the time of the deduction.

     [ ]  From the Fixed Account or any other specific funding option.

          Specify: ______________________________________________________________________________

     If you have chosen a specific funding option, please note that if at any time that designated funding option has insufficient cash value to pay the entire amount of the monthly charges, the remaining portion of these charges will be deducted proportionately from each funding option based on the cash value in each at the time of the deduction.

2.   Have you received a prospectus for the policy applied for?                    [ ] Yes [ ] No

                               Date of Prospectus   Date of any Prospectus Supplement Package
     If YES, please indicate:  __________________   _________________________________________

3.   Did your Producer review your financial situation, risk tolerance, and
     investment objectives prior to completing this application?                   [ ] Yes [ ] No

     If NO, please indicate on what basis this product was recommended.

     _____________________________________________________________________________________________

     _____________________________________________________________________________________________

     _____________________________________________________________________________________________

     _____________________________________________________________________________________________

4.   Do you understand that:

     A.   The amount and duration of the death benefit may increase or decrease depending on the policy's investment return, subject to any guarantees
          provided by the policy?                                                  [ ] Yes [ ] No

     B.   There is no guaranteed minimum cash value and the cash value may
          increase or decrease depending on the policy's investment return?        [ ] Yes [ ] No

5.   Do you believe that this policy and the funding options you have selected
     will meet your insurance needs and financial objectives?                      [ ] Yes [ ] No

                                   (BAR CODE)